                                                                Exhibit 10.25

                             MASTER EQUIPMENT LEASE

This Master Equipment Lease Agreement ("Agreement") is entered into as of the 4th day of April, 1996, by and between AT&T SYSTEMS LEASING CORPORATION ("Lessor") and GALILEO INTERNATIONAL PARTNERSHIP ("Lessee")

                        Article 1. Leasing, Term and Rent

1.1 This Agreement states the general terms and conditions upon which Lessor from time to time will acquire and lease certain equipment, additions or upgrades ("Equipment") to Lessee. At the time Lessor and lessee mutually agree to lease particular Equipment, each item of Equipment ("Item") shall be described on an equipment schedule ("Schedule") in the form of Exhibit A, which Schedule shall incorporate this Agreement by reference. Each Schedule shall constitute a separate lease ("Lease"). If specific provisions of a Schedule are inconsistent with this Agreement, the Schedule shall control.

1.2 A Lease shall commence with respect to an Item on the date ("Lease Commencement Date") which (a) for Equipment installed by the vendor, supplier or manufacturer (any such vendor, supplier or manufacturer being herein called a "Vendor"), is the date the Equipment is accepted by Lessee, and (b) for all other Equipment (e.g., not requiring installation or used), is five days after the Equipment is delivered to Lessee. Lessee shall notify Lessor of the Lease Commencement Date by promptly delivering to Lessor a Certificate of Acceptance in the form of Exhibit B. If the Lease Commencement Date is the first day of a month, the "Term Commencement Date" shall be the same date. If not, the Term Commencement Date shall be the first day of the month immediately following the Lease Commencement Date.

1.3 Prior to any Lease Commencement Date, Lessee agrees to provide to Lessor an executed Schedule and the documents identified on the Schedule. If the Lessee shall fail timely and properly to deliver such documents to Lessor, Lessor shall have no obligation to lease the Equipment in respect of which such documents are requested. Lessor's obligation to lease Equipment to Lessee is further subject to (a) no "Default" (as defined in Section 6.1), or event which with the giving of notice, passage of time or both, would constitute a Default, occurring and continuing under this Agreement or any Lease, and (b) the Lease Commencement Date being prior to the "Cut-off Date" (as set forth in the applicable Schedule). In the event the conditions precedent stated in this Section 1.3 are not satisfied, and Lessor has delivered its purchase order for the Equipment to Vendor or entered into a purchase order assignment with Lessee, then Lessor shall be entitled to (x) assign (or re-assign, as applicable) the purchase order for the Equipment to Lessee without recourse or warranty, (y) collect from Lessee all sums theretofore paid by Lessor to Vendor (less any sums previously paid by Lessee to Lessor), and (z) collect from Lessee any out-of-pocket expenses incurred in connection with the Equipment or purchase order (less any sums previously paid by Lessee to Lessor).

1.4 The "Term" of the Lease shall consist of the "Interim Period" (the period of time from and including the Lease Commencement Date to the Term Commencement
Date), if any, plus the number of full months specified in the Schedule as the "Initial Term." Thereafter, if no Default, or event which with the giving of notice, passage of time or both, would constitute a Default, has occurred and is continuing under a Lease, the Term shall be automatically extended on a month-to-month basis unless the Lease is terminated by either party by giving sixty days' notice of termination to the other party. Such termination shall be effective on a date not earlier than sixty days after said notice, and in no event prior to expiration of the Term. The last day of the Term (i.e.), initial Term or month-to-month extension period, as applicable) shall be the "Termination Date."

1.5 Lessee shall pay to Lessor as rent ("Rent") for the Equipment, "Interim Rent" equal to one-thirtieth of the "Basic Rent" specified in the Schedule for each day of the Interim Period, plus the Basic Rent for each full month of the Term. All Rent payments shall be due for such periods and at such times as indicated on the applicable Schedule. Lessee shall pay to Lessor one-thirtieth of the Basic Rent for each day beginning with the day after the Termination Date up to and including the date the Equipment is made available for shipment in accordance with Section 2.8.

                     Article II. Use of equipment by Lessee

2.1 Lessee shall be responsible for the preparation of a suitable site for the Equipment on or before its scheduled delivery date and for the installation of the Equipment. Equipment which requires installation shall be installed by the Equipment manufacturer or its designated representative. All installation charges shall be borne by the Lessee.

2.2 Lessee, shall at the expense comply with and conform to all federal, state, and local laws, ordinances, rules and regulations relating to the possession, use maintenance or modification of the Equipment. Lessee shall not take any action which would impair or violate Vendor's patent rights or copyrights in and to the Equipment, or any software license for the Equipment. On reasonable prior notice to Lessee, Lessor and Lessor's agents shall have the right, during Lessee's business hours, to enter the premises where the Equipment is located for the purpose of inspecting the equipment and observing its use. Lessor and Lessor's agent shall comply with any reasonable security measures established by Lessee.

2.3 Lessee shall at its expense affix and maintain in a prominent position on each Item any plates, tags or identifying labels provided by Lessor to indicate its ownership of the Equipment.

2.4 Lessee may at its expense relocate the Equipment with the prior written consent of Lessor, which consent shall not be unreasonably withheld. In no event shall Lessee relocate the Equipment outside the continental United States.

2.5 Lessor hereby assigns to Lessee for the Term all warranties made with regard to the Equipment by Vendor. With respect to warranties which are not assignable, Lessor agrees to take such reasonable actions at Lessee's request and expense as are necessary to enforce such warranties for Lessee's benefit.

2.6 It is the intention of Lessor and Lessee that the Equipment shall at all times be and remain personal property and shall not become a fixture upon or a part of any real property where the Equipment is located. Lessee shall not affix the Equipment to the real property. Lessee shall obtain and provide to Lessor, upon request, waivers from each real property landlord, mortgage or lienholder for the site at which the Equipment is located, waiving any interest that it may have in the Equipment arising from its interest in the real property.

2.7 Lessee shall at its expense and at all times during the Term operate and maintain the Equipment in good operating order, repair, condition and appearance, normal wear and tear excepted, and in accordance with Vendor's specifications and recommendations. Lessee covenants that it will, at its expense, enter into, maintain and enforce for the Term a maintenance agreement with a maintenance organization acceptable to Lessor, covering at least prime shift maintenance of the Equipment.

2.8 On or before the Termination Date, Lessee shall pack the equipment in accordance with Vendor's guidelines and in Vendor's standard packaging materials, load the Equipment on board such carrier as Lessor shall specify, and deliver the same to Lessor at any destination within the continental United States designated by Lessor. Any dismantling, packaging, transportation and shipping charges shall be borne by Lessee, and at Lessee's option, arranged by Lessee. The Equipment returned to Lessor shall, at the time it is removed from Lessee's premises, be in the same condition and working order as when deliver to Lessee, reasonable wear and tear expected, and certified for manufacturer's maintenance by its manufacturer.

                              Article III. Upgrades

3.1 Lessee may from time to time install alterations, additions, and upgrades to the equipment (collectively "Upgrades") if they are readily removable, will not impair the originally intended function or purpose of the Equipment, and are not subject to any lien or security interest in favor of any other party. Upgrades which are owned by Lessee shall, upon Lessor's request, be removed from the Equipment prior to return of the Equipment pursuant Section 2.8. Lessee at its own expense shall repair any damage caused by such removal and return the Equipment to its original state, normal wear and tear expected. Any Upgrade which is not removed prior to return of the Equipment to Lessor shall become property of the Lessor upon return of the Equipment, and Lessee shall have no further right, title or interest in the Upgrade or in the proceeds thereof. Alternatively, Lessee and Lessor may negotiate a sale of the Upgrade to Lessor, provided that Lessor may accept or reject a purchase price in its sole discretion.

3.2 Lessee shall not, without the prior written consent of Lessor, affix or install any Upgrade on the Equipment if it is not readily removable. If Lessor consents to a non-removable Upgrade, it shall be affixed or installed in accordance with applicable law, shall become the property of Lessor upon affixation or installation, and shall be considered in Item.

                            Article IV. Risk of Loss

4.1 From the date Equipment is delivered to Lessee until it is returned to Lessor, Lessee shall bear all risk of loss, damage, theft, destruction, wearing out and condemnation to or of the Equipment from any and every day use whatsoever.

4.2 Lessee shall at its expense maintain all-risk, public liability, theft and property damage insurance on the Equipment in amounts as stated in the Schedule. Additionally, if Lessee shall relocate the Equipment in accordance with Section 2.4, Lessee shall maintain in-transit insurance on the Equipment. All policies for such insurance required hereunder shall be issued by insurance companies acceptable to Lessor and shall provide that they may not be canceled or materially altered without at least thirty days' prior written notice to Lessor. Not later than the Lease Commencement Date, Lessee shall furnish Lessor with certificates and, if requested, copies of all insurance policies required to be carried by Lessee with respect to the Equipment.

4.3 In the event any Item is lost, destroyed, stolen or damaged beyond repair ("Casualty"), Lessee shall be liable to Lessor and shall pay Lessor an amount ("Casualty Value") equal to all rent and other amounts then due and owing with respect to such Item plus the Stipulated Loss Value determined in accordance with Annex A to the applicable Schedule. Lessee shall pay Lessor such Casualty Value within thirty days of the date of the Casualty. Upon receipt by Lessor of The Casualty Value for any Item, The Lease shall terminate with respect to such Item. Upon termination of the Lease with respect to an Item, Lessee shall dispose of Item salvage in accordance with Lessor's instructions. In the event of a partial destruction of or repairable damage to any Item, The Lease shall continue with respect to such Item and Lessee shall at its own expense promptly cause such Item to be repaired to a condition acceptable to Lessor. There shall be no abatement of rent hereunder in such event. Lessee will notify Lessor of any Casualty or partial destruction to the equipment within three business days of the date of its occurrence.

                        Article V. Assignment or Sublease

5.1 LESSEE SHALL NOT ASSIGN, SUBLEASE, HYPOTHECATE, MORTGAGE, PLEDGE OR ENCUMBER, IN WHOLE OR IN PART, ITS RIGHTS UNDER THIS AGREEMENT OR ANY LEASE, OR ITS RIGHTS TO THE EQUIPMENT OR ANY ITEM, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. Any action in contradiction hereto shall be null and void and without force or effect. Lessee may assign or sublease this Agreement or any Lease to an affiliate of Lessee, provided that such assignment or sublease shall not relieve Lessee of its obligations under this Agreement or such Lease. Lessor shall have the option to substitute itself for the assignee or sublessee under the terms of any proposed assignment or sublease.

5.2 Lessor may without notice to Lessee assign, sublease, hypothecate, mortgage, pledge or encumber, in whole or in part, its right, title and interest in and to this Agreement, any Lease or, subject to Lessee's rights hereunder, any Item. In the event of any such action by Lessor: (a) upon notification by Lessor and request by an assignee, Lessee will make all payments of Rent and other amounts due hereunder directly to such assignee; (b) Lessee's obligations hereunder shall not be subject to any reduction, abatement, defense, set-off, counterclaim or recoupment for any reason whatsoever; (c) Lessee will not, after obtaining knowledge of any such assignment, consent to any modification of the Agreement or any assigned Lease without the consent of such assignee; (d) Lessor's assignee shall be entitled to such right, title and interest in the agreement, Lease or Equipment as is set forth in Lessor's notification of assignment to Lessee; (e) Lessor's assignee shall have no right to modify the Lease without prior written consent of Lessee; and (f) Lessor shall not be relieved of its obligations under the Lease.



                        Article VI. Default and Remedies

6.1 With respect to each Lease, the Occurrence of any of the following events shall constitute a Default hereunder; (a) a failure by Lessee to pay when due any Rent or other charge required to be paid by Lessee hereunder, and the continuance of such failure for seven days after notice from Lessor; (b) a failure by Lessee to maintain insurance on the Equipment as required by section 4.2; (c) a failure by Lessee to perform or observe any other term or condition of a Lease, which failure is not cured within thirty days after notice from Lessor; (d) the breach by Lessee of any term or condition of any software license for the Equipment or used in conjunction with the Equipment, provided that such breach has a material adverse impact on the value or usefulness of the Equipment; (e) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a petition seeking relief for itself under the Federal Bankruptcy Code or any similar federal or state statute, law or regulation, or files an answer admitting the material allegation of such a petition, or consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the equipment or for Lessee or all or any substantial part of its assets or properties; (f) the filing of proceedings against Lessee under Federal Bankruptcy Code or any similar federal or state statute, law or regulation, which have not been dismissed within sixty days of filing, or the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator for Lessee or any substantial part of Lessee's assets or properties, which appointment has not been vacated within sixty days of appointment; (g) the sale, transfer or disposal by Lessee of all substantially all of its assets or property, or the merger or consolidation of Lessee with any other entity, unless
(i) Lessee is the surviving entity and has a net worth greater than or equal to its net worth immediately prior to the merger or consolidation; (ii) a majority of the surviving entity is retained by the entity holding a majority interest in Lessee; or (iii) Lessor consents to the sale, transfer or disposal, such consent not to be unreasonably withheld or; (h) any representation or warranty of Lease proves untrue.

6.2 Upon the occurrence of a Default, Lessor by written notice to Lessee may declare the subject Lease in default, and unless otherwise agreed to by Lessor, such Default shall apply to any Leases executed hereunder specifically designated in such notice. Alternatively, Lessor may, without waiving the Default, make a payment or perform or comply with the provisions of the Lease, the nonpayment, nonperformance or noncompliance of which caused the Default, and in addition to any other obligations hereunder, Lessee shall pay Lessor upon demand the amount of such payment and/or shall reimburse Lessor for the expenses actually incurred in connection with such payment, performance or compliance, as the case may be.

6.3 Upon Default, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies in order to protect its interests, reasonably expected profits and economic benefits. Lessor may (a) declare any Lease entered into pursuant to this Agreement in default, (b) terminate in whole or in part any Lease, (c) recover from Lessee any and all amounts then due and to become due, discounted to present value at the rate of U.S. Treasury Bills with a three-month maturity, (d) take possession of any or all Items, wherever located, with demand and notice, and without any court order or other process of law, and (e) demand that Lessee return any or all Items in accordance with Section 2.8 and, for each day that Lessee shall fail to return any Item, Lessor may demand an amount equal to the Rent, prorated on the basis of a thirty-day month, in effect immediately prior to such Default. Upon repossession or return of such Item(s), Lessor may sell, Lease or otherwise dispose of such Items in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof toward the amounts due under the Lease, but only after deducting (x) all expenses, including reasonable attorneys' fees, incurred in connection therewith, and (y) in the case of any sale, the estimated fair market value at retail of such Items as of the Scheduled expiration of the Lease, or (z) in the case of any replacement lease, the rent due for any period beyond the scheduled expiration of the Lease for such Items. Any excess proceeds are to be retained by Lessor.

6.4 The foregoing remedies are cumulative and may be exercised in lieu of or in addition to each other or any remedies at law, in equity or under statute. Lessee waives demand of performance and notice of or place of sale or other disposition and the manner and place of advertising. No delay or failure to exercise any right, power or remedy by Lessor shall impair any such right, power or remedy of Lessor, nor shall it be construed to be a waiver of or acquiescence in any later breach or Default.

                        Article VII. Net Lease Provisions

7.1 Lessor warrants that Lessor will not interfere, nor cause anyone acting by or through Lessor to interfere with Lessee's quiet enjoyment of the use of the Equipment, so long as no Default shall have occurred and be continuing. EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE EQUIPMENT DESIGN, OR FITNESS FOR A PARTICULAR PURPOSE. LESSEE ACKNOWLEDGES THAT VENDOR AND LESSOR ARE SEPARATE ENTITIES, EACH OF WHICH HAS ENTERED INTO THIS TRANSACTION FOR INDEPENDENT BUSINESS REASONS, AND THAT NEITHER LESSOR NOR VENDOR HAS ACTED, ACTS, OR SHALL BE DEEMED TO HAVE ACTED OR ACT, AS AN AGENT OF THE OTHER. Lessor shall have no responsibility or liability to Lessee for (a) loss or damage caused directly or indirectly by any Item, or (b) the delivery, use, operation, servicing, maintenance, repair, replacement or performance of any Item. The foregoing disclaimers shall not operate to release Lessor, if it is the manufacturer of the Equipment, or any other Vendor, from warranties provided in any other operative document.

7.2 Each Lease is a net lease and Lessee's obligations to pay Rent and other amounts due shall be absolute and unconditional. This obligation of Lessee shall not be affected by or subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment of any kind whatsoever, including without limitation Lessor's actual or alleged gross negligence or willful misconduct, frustration of contract, or the loss or possession or destruction of all or any part of the Equipment. It is the intent of the parties that Rent and other amounts due shall continue to be payable in all events in the manner and at the times set forth in the Lease. Nothing contained herein shall impair Lessee's right to maintain an independent action at law or in equity.

7.3 As additional Rent, Lessee shall pay and discharge before they become delinquent, or shall reimburse Lessor in accordance with this Section for, all license fees, assessments and sales, use, property, excise and other taxes, however designated (each such fee, assessment or tax and "Imposition") now or hereafter imposed or assess by ban foreign, federal, state or local government upon the ownership, delivery, installation, leasing, renting, use or sale of the Equipment, or the Rent or other charges payable hereunder, whether assessed on Lessor or Lessee, together with any penalties or interest in connection therewith attributable to Lessee's acts or failure to act. Notwithstanding the foregoing, Lessee shall have no liability for any Imposition on or measured by the net income or gross revenue of Lessor. For Impositions for which Lessor is responsible under applicable law, Lessor shall file all declarations, forms and returns and shall pay the taxing authority directly. Lessor shall invoice Lessee for such Impositions and Lessee shall pay Lessor as additional Rent amounts owed for such Impositions with thirty days of receipt of such invoice. For all Impositions other than those necessary and appropriate in connection with the levy, assessment, billing or payment of same, including whatever action may be required to have the Imposition billed directly to Lessee or to the Lessor in the care of Lessee. In all declarations, forms or returns Lessee shall show Lessor as owner of the Equipment and shall send copies of same to Lessor with evidence of payment.

7.4 Lessee shall indemnify, defend and hold harmless Lessor, its agents and assignees, from and against any and all claims, actions suits, proceedings, costs, expenses (including court costs and reasonable attorneys' fees), damages, obligations, penalties, injuries and liabilities (whether or not resulting from the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement or any Lease (other than an action brought by a creditor of Lessor or otherwise claiming title to the Equipment), and the delivery, lease, possession, maintenance, use, condition, return or operation of Equipment or Upgrades thereto (including, without limitation, latent, and other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement), excepting only Claims that arise solely out of the gross negligence or willful misconduct of Lessor. Lessee shall at its expense defend any and all actions based on or arising out of the foregoing. Lessee shall notify Lessor immediately upon receipt of notice or knowledge of any event which may give rise to a Claim, and shall not, without the consent of Lessor, settle any Claim without obtaining a full release of any and all possible claims against Lessor. By way of example, Claims shall include any action brought against Lessor based on a tort theory of liability which requires that the plaintiff prove only that the defendant possessed or otherwise controlled the Equipment in order to establish liability.

7.5 Lessee shall have no right, title or interest in or to the Equipment except as Lessee and as expressly set forth in the Lease. Throughout the term of each Lease, Lessee shall, upon Lessor's request, execute and deliver to Lessor for filling such Uniform Commercial Code financing statements or other similar or substitute documents as Lessor in its discretion deems necessary and/or appropriate to protect its right, title and interest in and to the Equipment. Lessee shall at its expense protect and defend the title and rights of Lessor to or in the Equipment from and against all claims, liens, charges, encumbrances and legal processes, whether imposed, asserted or instituted by creditors of Lessee or otherwise, and shall at its expense promptly take all action necessary to discharge the same.

7.6 Lessee hereby represents, warrants and covenants that (a) Lessor as owner of the Equipment shall be entitled to all items of deduction specified in the applicable Schedule ("Tax Benefits"), and (b) at no time will Lessee take or omit to take, or permit any sublessee or assignee to take or omit to take, any action (whether or not permitted hereby) which would result in the disqualification of the Equipment for, or recapture of, all or any portion of the Tax Benefits. If as a result of a breach of any representation, warranty or covenant of Lessee relating to any Item (x) Lessor is not entitled to claim on its Federal Income Tax return all or any portion of the Tax Benefits with respect to any Item, or (y) any Tax Benefit claimed on the Federal Income Tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or
(z) any Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being herein called "Loss"), then Lessee shall pay to Lessor as additional Rent event more than thirty days after written notice to Lessee of such Loss, as shall cause Lessor's net after-tax rate of return in respect of each Item as to which a Loss has occurred to equal the net after-tax rate of Benefits. Lessee shall not be responsible for any Loss which results from Lessor's failure to accurately determine the Tax Benefits which apply to a

Lease. Lessee shall entitled, at its expense, to dispute a disallowance, adjustment, recomputation or recapture by the Internal Revenue Service, and Lessor will provide reasonable assistance to support Lessee's action.

7.7 Lessee agrees to take such further action and to execute such additional documents, instruments and financing statements as Lessor shall reasonably request in order to complete the transactions contemplated by this Agreement or any assignment by Lessor or to protect Lessor's interest in the Equipment.

7.8 The rights and obligation set forth in this Article shall survive the termination or expiration of this Agreement or any Lease.

                           Article VIII. Miscellaneous

8.1 Any notice shall be effective upon personal delivery or mailing by certified mail, return receipt requested. Notices shall be delivered or sent to the address stated below, or at such other address as a party may provide by notice.

8.2 Lessee shall upon Lessor's written request deliver to Lessor financial statements certified to by a recognized firm of certified public accountants. Upon written request, Lessee will deliver to Lessor quarterly, within ninety days of the close of each fiscal quarter of Lessee, in reasonable detail, quarterly financial statements certified to by the chief financial officer Lessee.

8.3 THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAW, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE ILLINOIS.

8.4 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. If any provision of this Agreement shall be deemed unenforceable under applicable law, it shall be deemed stricken, but the remainder of this Agreement shall remain in full force and effect and shall be construed to give effect to the intent of the parties. In any litigation arising out of a Lease, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees, whether or not the action is prosecuted to judgement. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL DAMAGES ARISING UNDER OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. Time is of the essence in this Agreement.

8.5 This Agreement may not be altered or varied nor provisions waived except in writing duly executed by Lessor and Lessee.

8.6 Any payments of Rent or other amounts payable by Lessee hereunder that become past due shall bear interest compound monthly from the due date until the date received by Lessor at the rate of twelve percent per annum or the prevailing prime interest rate plus two hundred basis points, whichever is greater.

8.7 This Agreement may be executed by the parties in any number of counterpart, each of which shall be deemed an original, but all of which together shall constitute one instrument. To the extent a Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code or portions thereof adopted by the applicable jurisdiction), no security interest may be created or conveyed through the transfer or possession of any document other than the original Schedule to such Lease.

8.8 This Agreement may be terminated by either party upon thirty days' notice provided that each Lease then in effect shall survive any termination of this Agreement.

              Article IX - Representation and Warranties of Lessee

1.1 Lessee represents and warrants for the benefit of Lessor and any Assignee, and, if requested, will provide for each Schedule: (I) an Incumbency Certificate or other document identifying the signatures and establishing the authority of the signer of the lease document; and (ii) an opinion of counsel to the effect that as of the time of execution and deliver of this Agreement and each
Schedule:

         (a) Lessee is a legal entity, duly organized, validly existing and has adequate corporate power to enter into and perform this Agreement and each Schedule;

         (b) This Agreement and each Schedule have been duly authorized, executed and delivered by Lessee and constitute a valid, legal and binding agreement of Lessee, together enforceable in accordance with their terms, subject to enforcement limitations imposed by state for federal laws affecting the rights of creditors;

         (c) The execution, delivery and the performance by Lessee of its obligations under this agreement and each Schedule will not violate any judgement, order, law or governmental regulation applicable to lessee or any provision of Lessee's General Partner Agreement or other organizational documents or result in any breach of or constitute a default under and instrument or agreement to which Lessee is a party or by which Lessee or its assets may be bound or result in the creation of any lien, charge, security interest or encumbrance upon the Equipment;

         (d) To the best of counsel's knowledge there are no actions, suites or proceedings pending before and court, administrative agency, arbitration tribunal or government body which will, if determined adversely to Lessee, materially adversely to Lessee, materially adversely affect its ability to perform its obligations under this Agreement, each Schedule or any related agreement to which it is a party; and,

         (e) Lessee is not a tax exempt entity under the Internal Revenue Code of 1986 as amended ("the Code").

         In witness whereof, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



Lessee: GALILEO INTERNATIONAL PARTNERSHIP    Lessor:       AT&T SYSTEMS LEASING
                                                           CORPORATION

By:___________________________________       By:________________________________

Name:_________________________________       Name:______________________________

Title:________________________________       Title:_____________________________

Address:
Suite 400                     Address:       Third Floor
9700 West Higgins Road                       2555 Telegraph Road
Rosemont, IL 60018                           Bloomfield Hills, MI 48302

                                    EXHIBIT A

                            EQUIPMENT SCHEDULE ______

AT&T Systems Leasing Corporation ("Less") and Galileo International Partnership ("Lessee") are parties to a Master Equipment Lease dated as of April 4, 1996 (the "Agreement"). This Schedule and the Agreement together comprise a separate Lease between the parties. The terms and conditions of the Agreement are hereby incorporated by reference into this Schedule. All initially-capitalized terms are not defined in this Schedule shall have the meanings ascribed to them in the Agreement.

                                    EQUIPMENT



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Qty.    Type and Model of Used Equipment       Serial          Description
----    --------------------------------       Number          -----------
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
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




                                    DOCUMENTS

         Lessee shall provide the following prior to the Lease Commencement
Date:

         1. Execute Schedule ______

         2. UCC-1 Financing Statement(s)

         3. Certificate of Insurance

                         WARRANTIES AND REPRESENTATIONS

         Lessee hereby represents, warrants and covenants to Lessor that:

         1. Lessee is a partnership validly existing and in good standing under the laws of the state of its creation, with adequate power and capacity to enter into this Lease, documents relative to the purchase of the Equipment and any other documents required to be delivered in connection with this Lease (the Lease, purchase documents and other documents collectively referred to as the "Documents"), and is qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is to be located. Lessee is not a public utility holding company, a tax exempt entity or a not-for profit corporation.

         2. The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal, and binding agreements, enforceable in accordance with their terms, except to the except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

         3. No approval, consent or withholding of objections is required from any federal, state or local governmental authority or instrumentality with respect to the entry to the entry into or performance by Lessee of the Documents.

         4. The entry into and performance by Lessee of the Documents will not
(a) violate any judgment, order, law or regulation applicable to Lessee, or any provision of Lessee's partner agreement, or (b) result in any breach of, constitute a default under, or result in the creation of, any lien, charge, security interest or other encumbrance upon any Equipment.

         5. There are not suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease.

         6. The Financial Statements delivered to Lessor have been prepared in accordance with generally accepted accounting principle consistently applied and fairly present the financial position of Lessee on and as of the date thereof and the results of its operations for the period or periods or periods covered thereby. Since the date of such Financial Statements there has been no material adverse change that would affect the accuracy of such Financial Statements.

                                  MISCELLANEOUS

                  1. The Lease Commencement Date shall be _____________.

                  2. The Initial Term is ______________.

                  3. The Basic Rent shall be ______________ per month, payable in advance.

                  4. The Lessor's Basis is _______________.

                  5. Commencing on _______________, and on the same date of each month thereafter during the Initial Term and any Renewal Term, Lessee shall Pay the Basic Rent in Immediately-available U.S. funds.

                  6. The equipment is to be located at Lessee's offices at
_____________________________________.

                  7. Transportation, installation and in-transit insurance costs related to shipping the Equipment to Lessee's site shall be borne by __________.

                  8. Lessee shall carry public liability insurance in the amount of $2,000,000 total liability per occurrence and casualty and property damage insurance in an amount equal to the greater of the Casualty Value or full replacement cost of the Equipment.

                  9. The Stipulated Loss Values shall as determined by the attached Annex A.

                  10. The Tax Benefits are depreciation and interest deductions. As its depreciation method, Lessor shall use a 200% declining balance method, switching to a straight-line method for the first taxable year for which the straight-line method with respect to the adjusted basis as of the beginning of such year yields a larger allowance and assumes a recovery period of five years.

                  11. Lessee agrees that it shall not allow another party to have or take any interest in the Equipment, whether through upgrade, sublease, assignment or otherwise, without first having providing Lessor with an opportunity to provide similar services and prices to those proposed by such other party in connection with the Equipment.

                  12. Lessor shall not be liable to pay any damages to Lessee if its inability to deliver the Equipment is due to acts of god, natural disasters, strikes, lock-outs, acts of civil disobedience, rebellion, war or other events beyond lessor's reasonable control and not attributable to lessor's negligence.

                  13. Neither party shall be liable to the other for any incidental, special or consequential damages, including without limitation, lost profits, arising in any way in connection with this Equipment Schedule, whether or not such damages were foreseeable.

                  IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be executed by their duly authorized representative on the dates indicated below.



LESSEE:                                 LESSOR:
GALILEO INTERNATIONAL PARTNERSHIP       AT&T SYSTEMS LEASING CORPORATION

By:                                     By:
     ------------------------------          ------------------------------
     Name:                                   Name:
     Title:                                  Title:
     Date:                                   Date:

                                     ANNEX A
                                       TO
                             EQUIPMENT SCHEDULE ___

                         TABLE OF STIPULATED LOSS VALUES

The Rent payments numbered below commence with the Term Commencement Date and coincide with the rent payment dates through the end of the Initial Term in a similar manner to provide for renewals and extensions beyond the Initial Term. The Stipulated Loss Value of a Leased Item is equal to the lessor's Basis of that leased Item multiplied by its Stipulated Loss Value Percentage which is determined by looking in the table below for the Stipulated Loss Value Percentage opposite the Rent payment date next following Casualty or other event requiring payment of the Casualty Value.


                                    Stipulated Loss                                          Stipulated Loss
        Rental Period              Value Percentage              Rental Period              Value Percentage
        -------------              ----------------              -------------              ----------------
         1 and Prior                    110.20                        31                          79.60
              2                         109.18                        32                          78.58
              3                         108.16                        33                          77.56
              4                         107.14                        34                          76.54
              5                         106.12                        35                          75.52
              6                         105.10                        36                          74.50
              7                         104.02                        37                          73.48
              8                         103.06                        38                          72.46
              9                         102.04                        39                          71.44
             10                         101.02                        40                          70.42
             11                         100.00                        41                          69.40
             12                          98.98                        42                          68.38
             13                          97.96                        43                          67.36
             14                          96.94                        44                          66.34
             15                          95.92                        45                          65.32
             16                          94.90                        46                          64.30
             17                          93.88                        47                          63.28
             18                          92.86                        48                          62.26
             19                          91.84                        49                          61.24
             20                          90.82                        50                          60.22
             21                          89.80                        51                          59.20
             22                          88.78                        52                          58.18
             23                          87.76                        53                          57.16
             24                          86.74                        54                          56.14
             25                          85.72                        55                          55.12
             26                          84.70                        56                          54.10
             27                          83.68                        57                          53.08
             28                          82.66                        58                          52.06
             29                          81.64                        59                          51.04
             30                          80.62                        60                          50.02